CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 21, 2017, with respect to the consolidated balance sheets of Sun Pacific Power Corporation. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended December 31, 2016 which report appears in the Form 8-K of EXOlifestyle, Inc. dated August 28, 2017.

/s/ Turner, Stone & Company, L.L.P.
Dallas, Texas
August 29, 2017